TRUST FOR INVESTMENT MANAGERS
UNDERTAKING REGARDING CODE OF ETHICS


1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires Trust for Investment Managers (the "Trust"), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires investment advisers to and principal underwriters for (each a "Fund Organization") the Trust to adopt a written Code of Ethics and to report to the Board of Trustees of the Trust (the "Board") any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (as the term is explained below) from engaging in fraud. In addition, certain key
     "investment personnel" (as the term is explained below) of a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placements (a "Limited Offerings").

2.   KEY DEFINITIONS

     The term "Access Person" is generally defined by the Rule to include: (i) any director, officer, general partner or key investment personnel of the Trust or an investment adviser to the Trust; and (ii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of the Trust (a "Fund").

     The term "Investment Personnel" is generally defined by the Rule to include
     (i) any employee of the Trust or an investment adviser to the Trust who regularly participates in making recommendations regarding the purchase or sale of securities of a Fund; and (ii) any natural person who controls a Fund or an investment adviser to the Fund who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. Investment Personnel are also Access Persons.

3.   PROCEDURES IN PLACE

     In order to meet the requirements of the Rule, a Code of Ethics should provide a procedure for detecting and preventing material trading abuses and, for each Fund, should require Access Persons to report personal securities transactions on an initial, quarterly and annual basis. At least two compliance officers should be designated within each Fund Organization to receive and review these reports.

     A Fund Organization may adopt its own Code of Ethics, subject to the review and approval of the Board. Any subsequent material change to the Fund Organization's Code of Ethics must be approved by the Board.

     In the alternative, a Fund Organization may adopt the standard Code of Ethics for the Trust which is attached to this Undertaking. An investment adviser to a Fund should take care that its Form ADV properly reflects the terms of its Code of Ethics.

================================================================================

     In the event a Fund Organization adopts its own Code of Ethics, the Board will review that code to ensure that, at a minimum, the following components are included:

     * the appointment of a compliance officer and alternate to review personal securities transactions of Access Persons;

     * the maintenance by the compliance officer of a current list of all Access Persons and Investment Personnel;

     * an initial holdings report within ten days of the start of employment of an Access Person;

     *    a  requirement   that  all  Access  Person  are  to  report  quarterly
          transactions within ten days of the end of each quarter;

     * a requirement that all Access Persons report certain securities holdings on an annual basis;

     * a review procedure by the compliance officer of all Access Person reports.

     * a method by which Access Persons are disciplined and/or sanctioned for failure to adhere to the Code of Ethics including the failure by an Access Person to submit reports on a timely basis; and

     *    a   procedure   in  place   whereby   Investment   Personnel   receive
          pre-clearance for an investment in an IPO or a Limited Offering.

     A Fund Organization may combine its Code of Ethics with other trading policies and procedures. However, in the event the Code of Ethics conflicts with the Fund Organization's trading policies and procedures, the terms of the Code of Ethics shall prevail.

     The Trust will file all Codes of Ethics with its registration statement.

4.   ANNUAL ISSUES AND CERTIFICATION REPORT

     A Fund Organization is required to periodically report to the Board on issues raised under its Code of Ethics. Specifically, on an annual basis (see paragraph 6 below), each Fund Organization must provide the Board (i) a written report that describes issues that arose during the previous year under the Code of Ethics including material code or procedure violations and sanctions imposed in response to those material violations and (ii) a certification that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

================================================================================
                          Trust for Investment Managers
                      Undertaking Regarding Code of Ethics                     2

5.   INITIAL CERTIFICATION

     On behalf of the undersigned Fund Organization, the following duly authorized representative of the Fund Organization certifies that:

     [ ] The Fund Organization has adopted the Trust's Code of Ethics and it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

     [ ]  The Fund  Organization  has adopted  its own Code of Ethics,  which is attached to this Certification. Further, the Fund Organization acknowledges and certifies that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.



     Acknowledged and Certified:

     By:
     Name:
     Title:
     Date:


     Name of Fund Organization:

                             (the investment adviser or principal underwriter)

     Name of Compliance Officer:

     Name of Alternate Officer:

     Name of Fund:

                            (the series of Trust for Investment Managers)

================================================================================
                          Trust for Investment Managers
                      Undertaking Regarding Code of Ethics                     3

6. ANNUAL RE-CERTIFICATION (to be certified before each annual review meeting of the Board of Trustees)

     [ ] The Fund Organization has had no material violations of its Code of Ethics or the procedures adopted to implement its Code of Ethics, other than those specified on the attached report.

     [ ]  The  Fund   Organization   acknowledges  and  certifies  that  it  has
          procedures in place reasonably necessary to prevent Access Persons from violating its Code of Ethics.

     [ ] The Fund Organization has materially changed its Code of Ethics, the revised Code of Ethics was sent to the Board immediately for its approval and the Board approved the revised Code of Ethics within six months of the material change.



     Acknowledged and Certified:

     By:
     Name:
     Title:
     Date:


     Name of Fund Organization:

                             (the investment adviser or principal underwriter)

     Name of Compliance Officer:

     Name of Alternate Officer:

     Name of Fund:

                            (the series of Trust for Investment Managers)

================================================================================
                          Trust for Investment Managers
                      Undertaking Regarding Code of Ethics                     4

TRUST FOR INVESTMENT MANAGERS
CODE OF ETHICS
REVISED FEBRUARY 2000


1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires Trust for Investment Managers (the "Trust"), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires investment advisers to and principal underwriters for (each a "Fund Organization") of the Trust to adopt a written Code of Ethics and to report to the Board of Trustees of the Trust (the "Board") any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (summarized below and further defined in APPENDIX 1) from engaging in fraud. In addition, certain key "investment personnel" (summarized below and defined in APPENDIX 1) of a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.   KEY DEFINITIONS
     For other definitions, see APPENDIX 1

     The term "Access Person" is generally defined by the Rule to include: (i) any director, officer, general partner or key investment personnel of the Trust or an investment adviser to the Trust; and (ii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of the Trust. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see APPENDIX 2)

     The term "Investment Personnel" is generally defined by the Rule to include
     (i) any employee of the Trust or an investment adviser to the Trust who regular participates in making recommendations regarding the purchase or sale of securities of a series of the Trust (a "Fund"); and (ii) any natural person who controls the Trust or an investment adviser to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel. (see APPENDIX
     2). Investment Personnel are also Access Persons.

3.   GENERAL PROHIBITIONS UNDER THE RULE

     The Rule prohibits fraudulent activities by affiliated persons of Trust or Fund Organization. Specifically, it is unlawful for any of these persons to:

     (a)  employ any device, scheme or artifice to defraud a Fund;

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1

     (b) make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     (d)  to engage in any manipulative practice with respect to a Fund.

4.   COMPLIANCE OFFICERS

     In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). The officers of the Trust will appoint a compliance officer for each Fund Organization (a "Fund Compliance Officer") to receive and review Reports delivered to a Fund Compliance Officer in accordance with Section 5 below. In turn, the officers of the Trust will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.   ACCESS PERSON REPORTS

     All Access Persons of Fund Organizations are required to submit the following reports to the Fund Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Fund Compliance Officer (see APPENDIX 3 for the form of an Authorization Letter):

     (a) INITIAL HOLDINGS REPORT. Within ten days of beginning employment, each Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the INITIAL HOLDINGS REPORT is attached as APPENDIX 4.

     (b) QUARTERLY TRANSACTION REPORTS. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                2

          (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (ii) The nature of the transaction (I.E., purchase, sale);

              (iii) The price of the Covered  Security at which the  transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v)  The date that the report is submitted by the Access Person.

          (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii) The date the account was established; and

               (iii) the date that the report is submitted by the Access Person.

          A form of the QUARTERLY TRANSACTION REPORT is attached as APPENDIX 5.

     (c) ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the ANNUAL HOLDINGS REPORT is attached as APPENDIX 6.

6.   EXCEPTIONS TO REPORTING REQUIREMENTS

     (a)  PRINCIPAL  UNDERWRITER.   An  Access  Person  of  a  Fund's  principal
          underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                3

          (1) is not an affiliated person of the Trust or any investment adviser to a Fund.

          (2) has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

          (a) INDEPENDENT TRUSTEE. A trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an "Independent Trustee") is not required to:

               (1)  file an INITIAL  HOLDINGS REPORT or ANNUAL HOLDINGS  REPORT;
                    and

               (2) file a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7. ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

     (a) Each Fund Organization must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

     (b) Each Fund Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

     (c) Each Fund Compliance Officer shall compare all Reports with completed and contemplated portfolio transactions of a Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

          No Access Person shall review his or her own Report(s). The Fund Compliance Officer shall appoint an alternate to review his or her own Reports if the Fund Compliance Officer is also an Access Person.

     (d) On an annual basis, each Fund Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board; and

     (e) On an annual basis, each Fund Organization shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                4

8.   COMPLIANCE WITH OTHER SECURITIES LAWS

     This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (I.E., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

     In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.   PROHIBITED TRADING PRACTICES

     (a) No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

          (i)  is being considered for purchase or sale by a Fund;

          (ii) is in the process of being purchased or sold by a Fund (except that an access person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Fund Organization).; or

         (iii) is or has been held by a Fund within the most recent 15 day period.

     (b) Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

     (c) No Access Person may trade ahead of a Fund - a practice known as "frontrunning."

10.  SANCTIONS

     As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are for sanctions of

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                5
     the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

     The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the Fund Compliance Officer for failure to adequately supervise its Access Persons.


ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By:
    -----------------------------------------
Name:
Title:
Fund Organization:
Date:

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                6

                                   APPENDIX 1
                                   DEFINITIONS


ACCESS PERSON

(i) any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

FUND

An investment company registered under the Investment Company Act.

INVESTMENT PERSONNEL

(i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY A FUND

(i) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a covered security described in paragraphs (a) or (b) above.


================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                3

                                   APPENDIX 2
                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

--------------------------------------------------------------------------------
                                               ACKNOWLEDGE-      IS THIS PERSON
                                                 MENT OF            ALSO AN
                                                RECEIPT OF         INVESTMENT
          NAME                  TITLE         CODE OF ETHICS       PERSONNEL?
--------------------------------------------------------------------------------













================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1

                                   APPENDIX 3
                          FORM OF AUTHORIZATION LETTER


                                            Date
Name of Broker
Address

     Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

                           [Compliance Officer]
                           [Fund Organization]
                           [Address]

     Should you have any questions, please contact the undersigned at [number].

                                            Very truly yours,



AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                    Signature:
                                    Name:
                                    SSN:
                                    Account Number:


================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1

                                   APPENDIX 4
                             INITIAL HOLDINGS REPORT
                    (complete within ten days of employment)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT,  YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS


1. HOLDINGS

--------------------------------------------------------------------------------
                                   NUMBER OF            VALUE OF SECURITY
NAME OF COVERED SECURITY             SHARES
--------------------------------------------------------------------------------










2. BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
NAME OF INSTITUTION AND ACCOUNT HOLDERS'       ACCOUNT      HAVE YOU REQUESTED
    NAME (I.E., YOU, SPOUSE, CHILD)            NUMBER      DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------













REVIEWED:
              (COMPLIANCE OFFICER SIGNATURE)

DATE:

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1

                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT
                    (complete within ten days of the quarter)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT,  YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS

1. TRANSACTIONS

--------------------------------------------------------------------------------
NAME OF COVERED   BROKER   NUMBER OF       NATURE OF      PURCHASE     DATE OF
   SECURITY                 SHARES        TRANSACTION      PRICE     TRANSACTION
                                       (I.E, BUY, SALE)
--------------------------------------------------------------------------------









2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

--------------------------------------------------------------------------------
NAME OF INSTITUTION AND ACCOUNT HOLDERS'       ACCOUNT      HAVE YOU REQUESTED
    NAME (I.E., YOU, SPOUSE, CHILD)            NUMBER      DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------













REVIEWED:
              (COMPLIANCE OFFICER SIGNATURE)

DATE:

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1

                                   APPENDIX 6
                             ANNUAL HOLDINGS REPORT
                (to be completed within thirty days of each year)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT,  YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS


1. HOLDINGS

--------------------------------------------------------------------------------
                                   NUMBER OF            VALUE OF SECURITY
NAME OF COVERED SECURITY             SHARES
--------------------------------------------------------------------------------










2. BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
NAME OF INSTITUTION AND ACCOUNT HOLDERS'       ACCOUNT      HAVE YOU REQUESTED
    NAME (I.E., YOU, SPOUSE, CHILD)            NUMBER      DUPLICATE STATEMENTS?
--------------------------------------------------------------------------------











REVIEWED:
              (COMPLIANCE OFFICER SIGNATURE)

DATE:

================================================================================
                          Trust for Investment Managers
                                 Code of Ethics                                1